UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SATIXFY COMMUNICATIONS LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

12 Hamada St. Rehovot 670315 Israel	670315
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Ordinary Shares, no par value per share	NYSE American LLC
Warrants, each warrant to one Ordinary Share	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which this form relates: 333-267015

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, no par value per share (the “Ordinary Shares”) of SatixFy Communications Ltd. (the “Company”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the headings “Description of SatixFy Ordinary Shares” and “Description of SatixFy Warrants” in the registration statement initially filed with the Securities and Exchange Commission on August 23, 2022, as amended from time to time (File No. 333-267015) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the NYSE and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours, SATIXFY COMMUNICATIONS LTD.

By:	/s/ Yoav Leibovitch
	Name:	Yoav Leibovitch
	Title:	Chairman and Chief Financial Officer

Dated: October 27, 2022